Ex 10-4-11

TEGNA INC.
DEFERRED COMPENSATION PLAN
RULES FOR POST-2004 DEFERRALS
Restated as of January 1, 2005

Amendment No. 10

TEGNA Inc. hereby amends the TEGNA Inc. Deferred Compensation Plan, Rules for Post-2004 Deferrals, restated as of January 1, 2005, as amended (the “Plan”), effective December 1, 2018, as follows:

1.Section 2.6(b) is amended by deleting the last four sentences of such section and replacing them with the following:
Notwithstanding any provision to the contrary, effective July 31, 2018, the TEGNA Inc. and Cars.com Inc. stock funds shall be eliminated as investment options under the Plan.
2.Section 2.8 is amended by deleting the last four sentences of such Section.
3.Section 2.9(h) is amended by deleting the last two sentences of such Section.

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of November 16, 2018.

TEGNA Inc.

By:	/s/ Jeffrey Newman
Name:	Jeffrey Newman
Title:	Senior Vice President/Human Resources